TERRY AMISANO LTD.                                            AMISANO  HANSON

KEVIN HANSON, C.A.                                         Chartered Accountants

                                  EXHIBIT 23.1





                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS



We hereby consent to the use in the Registration Statement on Form S-8 for The Ohio & Southwestern Energy Co., of our report dated February 16, 2000 relating to the December 31, 1999 financial statements of The Ohio & Southwestern Energy Co., which appears in such Registration Statement.




/S/ "Amisano Hanson"
-------------------------------------
Amisano Hanson, Chartered Accountants

Vancouver, BC, Canada
January 8, 2001



Suite 604 - 750 West Pender Street                Telephone:   (604) 689-0188
Vancouver,  Canada                                Facsimile:   (604) 689-9773
V6C 2T7                                           E-MAIL:      amishan@telus.net

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